Exhibit 99.2

CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

THIS CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT, (“Agreement”) made as of the 13th day of April, 2006, by and between Mellon Financial Corporation (“MFC”), and on behalf of Mellon Trust of New England, National Association, (“Mellon Trust”) their parent companies, subsidiaries, affiliates, related entities, successors and assigns (collectively “Mellon”) and David F. Lamere (hereinafter “Lamere”) in consideration of and as a condition precedent to the following additional compensation, the adequacy, sufficiency and receipt of which are hereby acknowledged, agree as follows:

ARTICLE 1: CONSIDERATION

In exchange for Lamere’s execution of this Agreement within thirty (30) days of his receipt of the April 10, 2006 letter from Robert P. Kelly to Lamere, and as a condition precedent to the award, Mellon agrees to provide Lamere with a special one-time award under the Mellon Financial Corporation Long-Term Profit Incentive Plan (2004) (“LTPIP”) of $2,000,000, one-half of which will be delivered in MFC stock options and one-half to be in MFC restricted stock (“Award”). Both vest three years from the date of grant. Quarterly dividends will be paid via the Dividend Reinvestment Program (DRIP) and held in escrow until the end of the vesting period. In accordance with the April 10, 2006 letter, which is incorporated by reference, as if fully set forth herein, if Lamere’s separation from employment occurs due to death, disability, retirement, or sale of business the Award will vest one-third per year for each full or partial year of service. In the event of a “Without Cause Termination”, as defined in the April 10, 2006 letter, including displacement, the Award will fully vest. For all other forms of termination the Award and escrowed quarterly dividends will forfeit.

The Award is subject to the terms and conditions set forth in the LTPIP (2004), and the individualized agreements, which are incorporated by reference, as if fully set forth herein.

ARTICLE 2: CONFIDENTIAL INFORMATION

2.01 Definition of and Ownership of Confidential Information. Lamere recognizes, acknowledges and agrees that:

(a) In the course of his employment by Mellon Trust and as a Vice Chairman of MFC he has had and it will be necessary for him to be given or have access to and become informed of confidential or proprietary information which Mellon possesses or to which Mellon has rights, which relates to Mellon and which is not generally known to the public or in the trade and is a competitive asset of Mellon, or information which constitutes a “trade secret” of Mellon, as that term is defined by the Uniform Trade Secrets Act, as amended and approved by the National Conference of Commissioners on Uniform State Laws in 1985, including without limitation, and regardless of whether such is original, duplicated, computerized, memorized, handwritten or in any other form: (i) Mellon’s planning data, records, observations and marketing strategies or techniques, computer programs, system documentation, manuals, formulae, processes, operation methods, machines, compositions; (ii) non-public terms of any new products, data bases, and investment strategies of Mellon, trading, arbitrage and/or hedging techniques or strategies; (iii) non-public information relating to Mellon personnel matters; (iv) Mellon’s financial results and information about its business condition; (v) non-public terms of any investment, management or advisory agreement or other material contract of Mellon; (vi) Mellon’s proprietary software and related documents; (vii) Mellon’s customer and client and potential customer prospecting lists, identifying information and contact persons at such customers and clients and prospects and Mellon Paid Channel (as hereinafter defined); (viii) non-public material information concerning Mellon’s clients or customers or their operations, condition (financial or otherwise); and (ix) patents, patents applications, copyrights, service marks and other intellectual property, Intellectual Property (as defined below) (collectively referred to herein as the “Confidential Information”);

(b) Confidential Information shall not include information generally known to the public other than by virtue of a breach of this Agreement by Lamere, information rightfully known to Lamere without limitation on disclosure prior to its receipt from Mellon or a customer of Mellon, information rightfully received from a third party without limitation on disclosure and information generally made available by Mellon or a client or customer of Mellon to third parties without restriction on disclosure; or information required to be disclosed by law, rule, regulation or order without an obligation of confidentiality on the part of the recipient, provided that prior to making any disclosure under this clause Lamere shall, if permissible under the law, rule or regulation, provide Mellon with notice and the opportunity to contest such disclosure;

(c) The Confidential Information has been developed or acquired by Mellon with significant expenditures of time, effort and money and is unique and cannot be lawfully duplicated or easily acquired. The Confidential Information is the sole and exclusive property of Mellon (and in some cases the property of a customer of Mellon), regardless of its form or format and whether compiled or created by Lamere or Mellon. Mellon takes all reasonable measures to maintain its confidentiality and to guard its secrecy. The Confidential Information is not generally known outside Mellon and within Mellon this information is confidential and used only on a “need to know” basis. The Confidential Information is unique and cannot be lawfully duplicated or easily acquired. Lamere agrees that the Confidential Information is deserving of trade secret status and protection, as that term is defined by the Uniform Trade Secrets Act, as amended and approved by the National Conference of Commissioners on Uniform State Laws in 1985.

2.02 Use of Confidential Information. Lamere agrees that the use, except for the sole purpose of conducting business on behalf of Mellon or with prior written consent of Mellon, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to Mellon.

2.03 Nondisclosure of Confidential Information. Lamere agrees that it is essential to the protection of Mellon’s goodwill and to the maintenance of Mellon’s competitive position that the Confidential Information be kept secret and Lamere agrees not to disclose the Confidential Information to others or use the Confidential Information to Lamere’s own advantage or the advantage of others either during employment or at any time thereafter.

2.04 Return of Mellon Property. Lamere agrees that upon the termination of employment, for any reason or no reason, or at any other time Mellon may request, that Lamere will immediately return to Mellon all Confidential Information and all of its property, including

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without limitation, all documents (including copies) and information, however maintained (including computer files, tapes, and recordings), concerning Mellon or acquired by Lamere in the course and scope of employment (excluding only those documents relating solely to Lamere’s own salary and benefits).

2.05 Performance Record. Lamere understands, acknowledges and agrees that the investment performance record (including without limitation performance ratings or rankings provided by any rating or ranking service) of any fund(s) or accounts of Mellon customers with which he is associated while employed at Mellon is attributable to teams of professionals of Mellon and not solely the efforts of any single individual and that, therefore, the performance records of the fund(s) or accounts managed by Mellon are and shall be the exclusive property of Mellon.

ARTICLE 3: NON-SOLICITATION OF ACCOUNTS AND EMPLOYEES

3.01 Non-solicitation of Clients or Customers. Lamere covenants and agrees that during his employment with Mellon and for a period of twelve (12) months following the termination of his employment, for any reason or no reason, including but not limited to resignation of employment or Without Cause Termination, that (“Restricted Period”), Lamere, whether directly or indirectly, in any capacity whatsoever (whether as proprietor, partner, investor, shareholder, director, officer, employer, consultant, independent contractor, co-venturer, financier, agent, representative or otherwise) shall not:

(a) provide or assist with the provision of Relevant Financial Services to a Client or Customer of Mellon or Mellon Paid Channel, except as an employee of Mellon; provided that this Article 3 does not prohibit Lamere from being employed by or affiliated or associated with any person or entity after termination his employment with Mellon so long as he does not have any involvement on behalf of any person or entity with respect to soliciting, managing, administering, supporting or retaining the Relevant Financial Services business provided or proposed to be provided to a Customer or Client of Mellon or Mellon Paid Channel; and/or

(b) (i) solicit by mail, phone, personal meeting, or by any other means, either directly or indirectly, the business or patronage of any Customer or Client of Mellon or Mellon Paid Channel for himself or any other person or entity other than Mellon for the purpose of providing Relevant Financial Services; (ii) divert, entice, or otherwise take away from Mellon the business or patronage of any Customer or Client of Mellon or Mellon Paid Channel, or attempt to do so; or (iii) solicit or induce any Customer or Client of Mellon or Mellon Paid Channel to terminate or reduce its relationship with Mellon.

3.02 Non-solicitation of Employees. Lamere covenants and agrees that during his employment with Mellon and during the Restricted Period that he shall not, directly hire or employ or attempt to hire or employ, or directly or indirectly, recruit solicit or induce, or attempt to recruit solicit or induce, (or in any way assist another person or enterprise in recruiting, soliciting or inducing) any employee of Mellon to leave Mellon or any affiliate for any reason whatsoever.

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3.03 Reasonableness of Restricted Period. Lamere acknowledges and agrees that the Restricted Period is reasonable and valid in duration and scope and in all other respects. Lamere also represents that his experience and capabilities are such that the enforcement of the provisions of this Agreement will not prevent him from earning a livelihood, and he acknowledges that it would cause Mellon serious and irreparable injury and cost if he were to use his ability and knowledge in competition with Mellon or to otherwise breach the obligations contained in this Agreement.

3.04 Extension of Restricted Period. Lamere agrees that the nonsolicitation obligations contained in this Agreement shall be extended by the length of time during which he shall have been in breach of any of the provisions.

3.05 Definitions. Lamere understands that for the purposes of this Agreement:

(a) “Relevant Financial Services” shall mean asset management, investment advisory, custody, private banking and related administrative services to individual high net worth investors, trusts, estates, family offices, foundations and endowments (“PWM Services”), and any other services or products provided by Mellon from time to time which are within the scope of Lamere’s responsibilities or at any time during the twelve (12) months preceding the termination of his employment were within the scope of his responsibilities;

(b) “Customer” or “Client” of Mellon means any person or entity who (i) is receiving Relevant Financial Services from Mellon, or (ii) on the date of termination of his employment with Mellon or its parent, subsidiary, affiliate related entity or successor received such services for compensation at any time during the one (1) year period immediately preceding the date of termination of his employment, or (iii) Lamere solicited, directly or indirectly, in whole or in part, on behalf of Mellon to provide financial services within one (1) year preceding the termination of his employment;

(c) “Mellon Paid Channel” shall mean any person or entity with whom (i) Mellon has an agreement whereby Mellon is obligated to pay a referral fee or other compensation to such person or entity in connection with any PWM Services provided by PWM or other Mellon entity (in the latter case though only to the extent that the Mellon entity is providing asset management services to the PWM affiliate through an advisor/sub-advisor arrangement or a dual officer arrangement) which is in effect on the date of termination of his employment with Mellon, or (ii) received payment of such a referral fee or other compensation at any time during the twelve (12) month period immediately preceding the date of termination of his employment with Mellon.

ARTICLE 4: DUTY OF LOYALTY

4.01 Duty of Loyalty to Mellon. Lamere agrees that at all times during his employment by Mellon and in his position as Vice Chairman of MFC, he owes Mellon a duty of loyalty and a duty to act in good faith. Lamere agrees that during his employment he will not individually, or in combination with any other employer, employee or competitor of Mellon, violate or breach the terms of this agreement, Code of Conduct or Mellon Securities Trading Policy.

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4.02 Cooperation. Lamere agrees that upon the termination of his employment, for any reason or no reason, including but not limited to resignation of employment, that he will cooperate with Mellon, upon reasonable notice and at reasonable times, in the prosecution and defense of complaints, investigations, litigation, arbitration and mediation of any complaints, claims or actions or regulatory review now in existence or that may be threatened or brought in the future relating to events or occurrences that transpired while employed by Mellon or as Vice Chairman of MFC. Lamere also agrees that upon Mellon’s request, he will certify that he is in compliance with this Agreement

4.03 Prior Employer Restrictions. Lamere warrants that he is not subject or party to any agreement, understanding or undertaking that would prevent or restrict him from performing his employment duties or working with or on behalf of any customer or client. In addition, Lamere warrants that his employment with Mellon does not violate any agreement, understanding or undertaking. Still further, Lamere agrees that he will not in the course of performing duties for Mellon violate any confidentiality obligations that he may owe to others.

4.04 Disclosure of Agreement. Lamere acknowledges and agrees to disclose the existence and terms of this Agreement so long as and to the extent that such terms remain in effect to any prospective employer, partner or co-venturer prior to entering into an employment, partnership, or other business relationship with such person or entity.

ARTICLE 5: SPECIAL, UNIQUE AND EXTRAORDINARY SERVICES

Lamere acknowledges and agrees that in performing the job duties of his position that he provides Mellon with a special, unique and extraordinary service.

ARTICLE 6: WORKS FOR HIRE; PROPRIETARY DEVELOPMENT.

6.01 Property of Mellon. Lamere understands and agrees that any and all rights or interests that Lamere holds or obtains in any inventions, products, discoveries, processes, methods, computer software programs, models, techniques, formulae, designs, trade secrets, client, supplier, and vendor lists, sales and marketing plans, inventions, discoveries, improvements, copyrights, works of authorship, patent rights, trademarks or service marks, and developments of any kind whatsoever, which are authored, conceived, reduced to practice, made, developed or created (alone or in conjunction with others, during regular hours of work otherwise) or otherwise obtained by Lamere during employment with Mellon or in the performance of his duties as a Vice Chair of MFC which may directly or directly be useful in or relate to or arise out of such employment with Mellon are expressly regarded as the exclusive property of Mellon or “works for hire” (the “Intellectual Property “). The term Intellectual Property does not include inventions, products, discoveries, processes, methods, computer software programs, models, techniques, formulae, designs, trade secrets, client, supplier, and vendor lists, sales and marketing plans, inventions, discoveries, improvements, copyrights, works of authorship, patent rights, trademarks or service marks which were in the possession of Lamere prior to his employment by Mellon and which were not obtained from or through Mellon.

6.02 Disclosure; Assignment. Lamere agrees to promptly disclose to Mellon any and all such Inventions and deliver to Mellon, upon its request, a written description of such

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Intellectual Property and any available documentary or other materials evidencing such Intellectual Property. Lamere hereby assigns to Mellon the sole and exclusive right to such Intellectual Property and waives any license or other special right which Lamere may have or accrue therein, and that, upon request of Mellon, Lamere will execute and deliver any and all documents or instruments and take any other action which Mellon shall deem necessary to assign to and vest completely in it, to perfect trademark, trade secret, copyright and patent protection with respect to, or to otherwise protect Mellon’s trade secrets and proprietary interest in, such Intellectual Property. Lamere will also upon Mellon’s request, execute any documents necessary or advisable in the opinion of Mellon’s counsel to direct the issuance of patents, trademarks or copyrights to Mellon or its designated affiliate with respect to such Intellectual Property as are to be Mellon’s exclusive property or to vest in Mellon title to such Intellectual Property, the expense of securing any patent, trademark or copyright, however, to be borne by Mellon. Lamere will hold for sole benefit of Mellon any Intellectual Property which is to be its exclusive property for which no patent, trademark or copyright is issued.

6.03 Survival. These obligations bind Lamere’s heirs and legal representatives and shall continue beyond the termination of Lamere’s employment, regardless of reason, with respect to such Intellectual Property conceived of, reduced to practice, or developed by Lamere during the term of employment with Mellon.

6.04 Fees. Mellon agrees to pay any and all copyright, trademark and patent fees and expenses or other costs incurred by Lamere for any assistance rendered to Mellon pursuant to this Article 6 and to promptly reimburse Lamere for all expenses incurred by Lamere in perfecting its property rights in the Inventions. Lamere’s obligations to assign Inventions shall not apply to any invention about which Lamere can prove that: (i) the invention was developed entirely on Lamere’s own time and effort; (ii) no equipment, supplies, facilities, resources, trade secrets or confidential information of Mellon was used in the development of the invention; (iii) the invention does not relate to the business of Mellon or to Mellon’s actual or anticipated research and development; and (iv) the invention does not result from any work otherwise performed by Lamere for Mellon.

ARTICLE 7: REMEDIES

7.01 Injunctive Relief. Lamere agrees that any breach or threatened breach of any of the covenants contained in the Agreement would cause immediate, material and irreparable harm to Mellon and that money damages would not provide an adequate remedy for Mellon to protect and preserve the status quo. Therefore, LAMERE CONSENTS TO THE ISSUANCE OF A TEMPORARY RESTRAINING ORDER or A PRELIMINARY or PERMANENT INJUNCTION ordering that:

(a)	Lamere immediately return to Mellon all property and Confidential Information, whether original, duplicated, computerized, handwritten, or in any other form whatsoever, and that Lamere be enjoined and restrained from using or disclosing any information contained in such records; and

(b)	For a period of twelve (12) months, Lamere be enjoined and restrained from soliciting any client or customer whom Lamere served or whose name became known to Lamere while employed by Mellon or in the performance of his duties with Mellon, in any office and in any capacity; and

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(c)	For a period of twelve (12) months, Lamere be enjoined and restrained from hiring, soliciting, or inducing any employee of Mellon to leave Mellon.

7.02 Lamere agrees that Mellon shall have all of the rights and remedies available under law, or in equity, including, but not limited to, injunctive relief, to a party enforcing any such covenant each of such rights and remedies to be independent of the other and severally enforceable including, but not limited to, the right to have such covenants specifically enforced, and the right to require any violating party to account for and pay over to Mellon all benefits derived or received by such violating party, or any of its subsidiaries or affiliates, as a result of any such breach of covenant.

7.03 Jurisdiction. For purposes of Article 7, Lamere agrees to submit to, and confer exclusive jurisdiction on, the United States District Court or the State Court, which has original jurisdiction for the judicial district, Pittsburgh Pennsylvania or county in which Lamere last worked in the United States for Mellon.

ARTICLE 8: EMPLOYMENT AT WILL

NOTHING HEREIN IS A PROMISE OF EMPLOYMENT FOR A FIXED TERM. LAMERE AGREES THAT HE REMAINS AT ALL TIMES AN EMPLOYEE AT WILL. MELLON MAY TERMINATE LAMERE’S EMPLOYMENT FOR ANY REASON OR FOR NO REASON, JUST AS LAMERE MAY RESIGN AT ANY TIME.

ARTICLE 9: ASSIGNMENT

Lamere expressly acknowledges and agrees that Mellon may assign this Agreement, and its rights and obligations hereunder, to any other individual, entity or organization that is a direct or indirect subsidiary of Mellon or which acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the business of Mellon, in either case without Lamere’s consent and without the necessity that this Agreement be re-signed at the time of such transfer, and the term “Mellon” shall be deemed to include such entity or organization to which this Agreement is assigned. Any such transfer shall not in and of itself constitute a termination of Lamere’s employment by Mellon.

ARTICLE 10: MISCELLANEOUS

10.01 Reasonableness; Severability. Lamere agrees that the covenants set forth herein are necessary and reasonable to protect Mellon’s Confidential Information, goodwill and business interests and therefore, valid in duration, geography and scope and in all other respects. If any court or tribunal determines that any of such covenants, or any part thereof, are invalid or unenforceable, the remaining covenants shall not thereby be affected and they shall be given full effect, without regard to the invalid portions. If any court or tribunal determined that all, or any part of the covenants contained herein are unenforceable, because of the duration or scope of such provision, or for any other reason, such court or tribunal is directed to reduce the duration or scope of such provision, as the case may be, so that, in its reduced form, such provision shall then be enforceable. If any provision or provisions hereof shall be deemed invalid or unenforceable either in whole or in part, this

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Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

10.02 Additional Obligations. Lamere agrees that the obligations in this Agreement are in addition to and not in limitation or preemption of, all other obligations or prior agreements prior to the effective date of this Agreement, he has with Mellon under general or specific legal or equitable principles or its Code of Conduct or Securities Trading Policy or general or specific legal or equitable principles.

10.03 Time to Consider Agreement. LAMERE ACKNOWLEDGES AND AGREES THAT HE HAS READ AND REVIEWED THIS AGREEMENT IN ITS ENTIRETY AND HAS BEEN GIVEN AN OPPORTUNITY TO CONSIDER THE AGREEMENT AND TO ASK MELLON QUESTIONS ABOUT IT. LAMERE ALSO AGREES THAT HE HAS BEEN GIVEN AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS CHOICE PRIOR TO EXECUTING THE AGREEMENT. BY EXECUTING THE AGREEMENT, LAMERE EXPRESSLY ACKNOWLEDGES THAT HE FULLY UNDERSTANDS THE TERMS OF THIS AGREEMENT AND KNOWINGLY AND FREELY AGREES TO ABIDE BY THEM.

10.04 Governing Law. This Agreement shall be deemed to be made and entered into in the Commonwealth of Pennsylvania, and shall in all respects be interpreted, enforced and governed under the laws of said Commonwealth.

10.05 Survival. Lamere acknowledges and agrees that the covenants and the restrictions contained in this Agreement are intended to protect Mellon’s interest in its Confidential Information and its commercial relationships and goodwill with its customers, prospective customers, vendors, suppliers, consultants and employees. Lamere acknowledges and agrees that the covenants and the restrictions contained in this Agreement shall continue in accordance with the express terms hereof regardless of any changes in title, position, duties, salary, compensation, benefits or other terms and conditions of employment, and shall survive the termination of Lamere’s employment.

10.06 Headings. The underlined headings contained in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of any provision hereof.

4/13/06	/s/ David F. Lamere
Date	David F. Lamere

4/10/06	Mellon Financial Corporation
Date
	By:	/s/ Michael E. Bleier
Michael E. Bleier,
General Counsel

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